UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 10, 2007 (October 8, 2007)

Date of Report - (Date of earliest event reported)

PARAMOUNT ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51518	20-2938469
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

787 7th Avenue, 48th Floor

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(212) 554-4300

(Registrant’s telephone number)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On June 1, 2007, Paramount Acquisition Corp. (“Paramount”), B.J.K. Inc., a New York corporation doing business as Chem Rx (“Chem Rx”), and Jerry Silva, Steven Silva, the Jody R. Silva Trust and The Jerry Silva 2007 Annuity Trust (each, a “Seller” and together, the “Sellers”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which, on the closing date and subject to Paramount stockholder approval, Paramount will acquire 100% of the issued and outstanding shares of capital stock of Chem Rx (the “Transaction”).  Following the closing of the Transaction, Paramount will be renamed “ChemRx Corporation”.

On October 8, 2007, Paramount, Chem Rx and the Sellers entered into a letter agreement amending the Stock Purchase Agreement (the “Amendment”).  Pursuant to the Amendment, the amount of cash consideration payable to the Sellers by Paramount at the closing of the Transaction will be reduced by an amount between $5,000,000 and $15,000,000, depending on the number of holders of Paramount’s common stock who, at the special meeting of Paramount’s stockholders, vote against the Transaction and elect to convert their shares into cash.  At the closing, in lieu of such cash consideration, Paramount will issue to the Sellers one or more unsecured, subordinated promissory notes (the “Subordinated Notes”), in an aggregate principal amount equal to the amount by which the cash paid at closing is reduced, as described below.

The actual amount by which the cash consideration paid to the Sellers will be reduced (and thus the aggregate principal amount of the subordinated notes issued at the closing of the Transaction) will equal the sum of (i) $5,000,000 plus (ii) the product of (A) $10,000,000 multiplied by (B) a fraction (which shall not be greater than 1.00), the numerator of which is the number of shares of Paramount’s common stock that are converted into the right to receive cash pursuant to Paramount’s certificate of incorporation, and the denominator of which is 1,954,999.

Under the Stock Purchase Agreement, Paramount will pay the Sellers certain additional contingent cash and stock consideration, subject to the achievement of certain milestones with respect to Paramount’s EBITDA and share price following the closing.  The Sellers will not have the right to acquire shares of Paramount common stock as contingent stock consideration to the extent that after giving effect to any such issuance, the Sellers (together with their affiliates) would beneficially own in excess of 20% (the “Maximum Percentage”) of the number of shares of Paramount common stock outstanding immediately after giving effect to such issuance.  If Paramount is obligated under the terms of the Stock Purchase Agreement to issue to the Sellers shares of Paramount common stock that would result in the Sellers owning more than the Maximum Percentage, then in lieu of issuing such shares, Paramount may pay each Seller an amount in cash equal to  the number of shares to which such Seller was entitled, multiplied by the average of the closing price for the Paramount common stock for a period of 30 consecutive trading days immediately preceding the date such shares became issuable to the Sellers.  Under the Amendment, if, with respect to the milestones in 2008 and later years, Paramount elects to pay the Sellers cash in lieu of issuing shares of Paramount common stock in excess of the Maximum Percentage, then the Sellers will accept Subordinated Notes from Paramount in a principal amount equal to the amount otherwise payable in cash.  Such Subordinated Notes are required to be delivered by Paramount no later than the date on which the cash payment would otherwise be due.

The Subordinated Notes issued by Paramount to the Sellers will accrue interest at a rate of 10% per annum, payable quarterly.  Such interest will be paid in-kind and not in cash, meaning that the outstanding principal amount of each Subordinated Note will be increased by the amount of unpaid interest, and the principal amount will thereafter be deemed to have increased by the amount of such unpaid interest.  The Subordinated Notes will be subordinated and junior in right of payment to all of the obligations under Paramount’s credit facilities and certain refinancings thereof.  Paramount may not make any payment in respect of the Subordinated Notes (other than by way of in-kind interest payments and except as provided in the following sentence) until the date that the commitments under Paramount’s credit facilities have terminated and all amounts outstanding thereunder have been paid in full.  The Subordinated Notes must be prepaid in full upon the date that the commitments under Paramount’s credit facilities have terminated and all amounts outstanding have been paid in full, if at or prior to such date Paramount has received at least $30 million of net proceeds from the exercise of its outstanding warrants or any equity offering.

The Subordinated Notes may only be transferred by the Sellers to certain affiliates thereof and for estate planning purposes, and by Paramount with the written consent of the Sellers.

A copy of the Amendment (including as Exhibit A thereto a form of the subordinated note) is included as Exhibit 2.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01                                           Other Events

On June 18, 2007, CIBC Inc. and CIBC World Markets Inc. (together, “CIBC”) and Paramount entered into a commitment letter and fee letter pursuant to which CIBC committed to provide debt financing for the Transaction.  On October 8, 2007, Paramount and CIBC executed an amendment to the commitment letter and fee letter (as so amended, the “Amended Commitment Letter”), pursuant to which CIBC committed to a total of $162 million of debt financing, consisting of the following:

•                  a senior secured first lien term loan facility of $80.0 million,

•                  a senior secured first lien delayed draw term loan facility of up to $20.0 million,

•                  a senior secured first lien revolving credit facility of $25.0 million, and

•                  a senior secured second lien term loan facility of up to $37.0 million.

Paramount will use the proceeds of the first lien term loan, along with the proceeds from the second lien term loan, the revolving credit facility and the funds currently held in Paramount’s trust account, to finance the cash purchase price payable to the Sellers in the Transaction, to repay existing indebtedness, net of cash, of Chem Rx and its subsidiaries and Chem Rx’s affiliated entity, ChemRx New Jersey, LLC (“ChemRx NJ”), of up to $32.5 million and to pay fees and expenses related to the Transaction and the financing.  Paramount expects that the total borrowings under the facilities required at the time of closing of the Transaction will be approximately $119.5 million.  The loans will be secured by substantially all of the assets of Paramount, Chem Rx and its subsidiaries.

Paramount may, to the extent permitted by the credit facilities, use the proceeds of the first lien delayed draw term loan only to finance the contingent “initial earnout” payments that may become payable under the Stock Purchase Agreement to the Sellers in 2008 as well as the first annual milestone earnout (if the making of such payment through the issuance of shares would cause the Sellers to own more than 20% of Paramount’s outstanding common stock and Paramount elects to pay out such shares in excess of 20% in cash).  The portion of the first lien delayed draw term loan not used for such designated payments will be cancelled and not used for any other purpose.

In addition, pursuant to the Amended Commitment Letter, Paramount and CIBC agreed to the amendment to the Stock Purchase Agreement described in Item 1.01, above.

Pursuant to the Amended Commitment Letter, Paramount and CIBC agreed to modifications in the “market flex” provisions in the original fee letter.

Below is a summary of the material terms of the Amended Commitment Letter:

The Amended Commitment Letter provides that the first lien term loan facility and the first lien delayed draw term loan facility will mature on the sixth anniversary of the closing date of the Transaction, the first lien revolving credit facility will mature on the fifth anniversary of the Transaction closing date, and the second lien term loan facility will mature seven years after the closing date of the Transaction.

At Paramount’s option, the interest rate on the loans will be equal to either ABR plus an applicable margin or the Eurodollar Rate plus an applicable margin.  ABR is equal to 0.5% plus the higher of the Canadian Imperial Bank of Commerce’s prime rate and the federal funds effective rate.  Eurodollar Rate generally means the rate for Eurodollar deposits for a period equal to one, two, three, six or, to the extent available to each lender, nine or 12 months (as selected by Paramount) appearing on the Telerate screen.

The Amended Commitment Letter provides that with respect to the first lien credit facilities, the applicable margin will equal 4.00% in the case of Eurodollar loans and 3.00% in the case of ABR loans.  After Paramount delivers its financial statements for the second full quarter after the closing of the Transaction, the applicable margin for the revolving loans will be determined in accordance with a pricing grid based on Paramount’s leverage ratio.

With respect to the second lien term loan facility, the Amended Commitment Letter provides for an applicable margin equal to 8.00% in the case of Eurodollar loans and 7.00% in the case of ABR loans.

The Amended Commitment Letter provides that there will be no prepayment penalties for optional prepayments of the first lien facility (except that Eurodollar loans will be subject to customary breakage costs).  The following call premiums apply for optional prepayments on the second lien facility, which are set forth in the Amended Commitment Letter: 3.00% premium if prepaid in the first 12-months following the closing; 2.00% premium if prepaid in the second 12-months following the closing; 1.00% premium if prepaid in the third 12-months following the closing; and no call premium thereafter.  Mandatory prepayments under both facilities include, subject to certain exceptions:

•                  50% of the net proceeds from the issuance of additional equity interests by Paramount;

•                  75% of consolidated excess cash flow (as defined in the credit agreement), which shall be reduced to 50% if the total leverage ratio (as defined in the credit agreement) is less than or equal to 3.75:1.00;

•                  100% of the net proceeds of certain indebtedness; and

•                  100% of the net proceeds of any asset sales and insurance and condemnation proceeds.

In addition, if Paramount uses the proceeds received from the exercise of its outstanding warrants to consummate certain permitted acquisitions, Paramount will be required to prepay the credit facilities, on a dollar-for-dollar basis, to the extent that Paramount is using such warrant proceeds to make such permitted acquisitions.

The Amended Commitment Letter provides that the first lien term loan facility (including the delayed draw facility) will amortize in equal quarterly installments of an aggregate of 2.5% of the original principal amount of the loans per year, for the years 2008, 2009 and 2010, and 5.0% of the original principal amount of the loans per year, for the years 2011 and 2012, and 1.25% of the original principal amount of the loans for each of the first three fiscal quarters of 2013, with the balance payable in a balloon on the applicable maturity date.

The credit facilities will provide for the following affirmative covenants (subject to certain exceptions and basket sizes), among others:

•                  delivery of financial statements (including consolidating financial statements that exclude operations of 750 Park Place Realty Co., LLC), reports, accountants’ letters, projections, officers’ certificates and other information reasonably requested by the lenders;

•                  payment of taxes and performance of other obligations;

•                  continuation of business and maintenance of existence and material rights and privileges;

•                  compliance with laws and certain material contractual obligations;

•                  maintenance of property and insurance;

•                  maintenance of books and records;

•                  right of the lenders to inspect property and books and records;

•                  notices of defaults and certain material events;

•                  compliance with environmental laws;

•                  further assurances (including, without limitation, with respect to security interests in after-acquired property); and

•                  Paramount’s agreement to obtain interest rate protection within 90 days of the closing date on terms reasonably satisfactory to CIBC in amounts sufficient so that, giving effect to such protection, at least 50% of the aggregate amount of the first lien term loans and the second lien term loans will, for a period of at least three years following the closing date, have (or will have been swapped into) a fixed rate.

In addition, within 60 days following the closing, Paramount will be required to file a properly completed and valid IRS Form 8023 on which Paramount and the Sellers jointly make an election under Section 338(h)(10) of the Internal Revenue Code of 1986.

The negative covenants (subject to certain exceptions and basket sizes) will consist of limitations on, among other things: indebtedness (including guarantee obligations); liens; mergers, consolidations, liquidations and dissolutions; sales of assets; dividends and other payments in respect of capital stock; capital expenditures; acquisitions, investments, loans and advances; payments and modifications of subordinated and other material debt instruments; transactions with affiliates; sale-leasebacks; changes in fiscal year; hedging arrangements; negative pledge clauses and clauses restricting subsidiary distributions; restricted payments (provided that earnouts pursuant to the Stock Purchase Agreement shall be permitted, subject to certain conditions) and changes in line of business.

The first lien credit facilities will contain covenants regarding a minimum fixed charge coverage ratio and a maximum total leverage ratio and limitations on consolidated capital expenditures.  The financial covenants in the second lien term loan facility will be limited to a covenant regarding a maximum total leverage ratio, which shall be less stringent than that applicable to the first lien credit facilities.

CIBC’s commitment is subject to the satisfaction of a number of conditions, including, among other things:

•                  the closing of the Transaction having occurred by October 27, 2007;

•                  execution of definitive loan documentation;

•                  Paramount shall have contributed a minimum of $42.3 million in cash (from the funds currently held in the trust account) toward the purchase price payable by Paramount to the Sellers at the closing of the Transaction and the Sellers (together with the former members of ChemRx NJ) shall hold at least 17% of the issued and outstanding shares of its common stock immediately following the closing;

•                  the acquisition of Chem Rx having been consummated pursuant to the terms of the Stock Purchase Agreement and the Amendment (as described in Item 1.01 herein), with no provision thereof having been waived, amended, supplemented or otherwise modified in a manner adverse to the lenders;

•                  the repayment of all of Paramount’s, Chem Rx’s and ChemRx’s subsidiaries’ pre-existing indebtedness for borrowed money;

•                  there having not occurred any event, development or circumstance since December 31, 2006 that has caused or could reasonably be expected to have a “material adverse effect”; and

•                  Paramount’s delivery to CIBC of financial statements, certificates, legal opinions and other necessary documentation and its payment of certain costs, fees, expenses and other amounts that are or will be owed to CIBC and the other lenders.

The other terms and conditions of the Amended Commitment Letter and the credit agreement are consistent with credit facilities of this nature and contain customary representations and warranties, events of default, indemnification provisions and other miscellaneous provisions.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits

2.01         Amendment to the Stock Purchase Agreement, dated October 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT ACQUISITION CORP.

	By:	/s/ J. JAY LOBELL
Name: J. Jay Lobell
Title: Chief Executive Officer

Dated: October 10, 2007

Exhibit Index

Exhibit No.

2.01	Amendment to the Stock Purchase Agreement, dated October 8, 2007.